FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/06/2023

Work Order Item Number:	W2023010502339-2615148
Filing Number:	20232865028
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	1/5/2023 1:47:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0195302007-1

Entity Name: MARIZYME, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

DocuSign Envelope ID: 87603100-ABDD-4488-90B5-6963FE08C1E2

Filed in the Office of	Business Number E0195302007-1
FVAguilar	Filing Number 20232865028
Secretary of State State Of Nevada	Filed On 1/5/2023 1:47:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Marizyme, Inc. Entity or Nevada Business Identification Number (NVID): NV20071413059
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: The current number of authorized shares of common stock, par value $0.001 per share, is 75,000,000, and the current number of authorized shares of preferred stock, par value $0.001 per share, is 25,000,000.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: After the change, the number of authorized shares of common stock, par value $0.001 per share, will be 20,000,000, and the number of authorized shares of preferred stock, par value $0.001 per share, will remain 25,000,000.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Every three-and-three-quarters (3.75) shares of the issued and outstanding common stock will be changed into one (1) issued and outstanding share of common stock.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional share that would otherwise be issued as a result of the change will be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X DocuSigned by: David Barthel 248ED5544A78464... — Signature of Officer; Chief Executive Officer — Title; 01/05/2023 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.